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                      Pioneer Tax Advantaged Balanced Trust
                          (a Delaware statutory trust)

                      Common Shares of Beneficial Interest
                                 (No Par Value)

                               PURCHASE AGREEMENT

                                                                   [     ], 2004

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
RBC Dain Rauscher Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
J.J.B. Hilliard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
Legg Mason Wood Walker, Incorporated
Quick & Reilly, Inc.
SunTrust Capital Markets, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

         Pioneer Tax Advantaged Balanced Trust, a Delaware statutory trust (the "Trust"), and the Trust's investment adviser, Pioneer Investment Management, Inc., a Delaware corporation (the "Investment Adviser"), confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch"), RBC Dain Rauscher Inc., Advest, Inc., Robert W. Baird & Co. Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc., Janney Montgomery Scott LLC, Legg Mason Wood Walker, Incorporated, Quick & Reilly, Inc., SunTrust Capital Markets, Inc. and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch, RBC Dain Rauscher Inc., Advest, Inc., Robert W. Baird & Co. Incorporated, J.J.B. Hilliard, W.L. Lyons, Inc., Janney Montgomery Scott LLC, Legg Mason Wood Walker, Incorporated, Quick & Reilly, Inc., and SunTrust Capital Markets, Inc. are acting as representatives (in such capacity, the "Representatives"), with respect to the issue and sale by the Trust and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of beneficial interest, no par value, of the Trust ("Common Shares") set forth in said Schedule A, and with respect to the grant by the Trust to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof
to purchase all or any part of [     ] additional Common Shares for the purpose
of covering overallotments, if any. The aforesaid [     ] Common Shares (the
"Initial Securities") to be purchased by the Underwriters and all or any part of
the [     ] Common Shares subject to the option described in Section 2(b) hereof
(the "Option Securities") are hereinafter called, collectively, the "Securities."

         The Trust understands that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

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         The Trust has filed with the Securities and Exchange Commission (the
"Commission") a registration statement on Form N-2 (No. 333-109797 and No. 811-21448) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration of the Trust as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Trust will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph (c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations or (ii) if the Trust has elected to rely upon Rule 434 ("Rule 434") of the Rules and Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 497. The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective, if applicable, (a) pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A Information" or (b) pursuant to paragraph
(d) of Rule 434 is referred to as "Rule 434 Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information and the Rule 434 Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the Securities, including the statement of additional information incorporated therein by reference, is herein called the "Prospectus." If Rule 434 is relied on, the term "Prospectus" shall refer to the preliminary prospectus dated December 23, 2003 together with the Term Sheet and all references in this Agreement to the date of the Prospectus shall mean the date of the Term Sheet. For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any Term Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

         All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be.

         SECTION 1. Representations and Warranties.

         (a) Representations and Warranties by the Trust and the Investment Adviser. The Trust and the Investment Adviser jointly and severally represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agree with each Underwriter, as follows:

                  (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Trust or the Investment Adviser, are

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         contemplated by the Commission, and any request on the part of the
         Commission for additional information has been complied with.

                  At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement, the Rule 462(b) Registration Statement, the notification of Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Trust will comply with the requirements of Rule 434 and the Prospectus shall not be "materially different", as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

                  Each preliminary prospectus and the prospectus filed as part of the effective Registration Statement or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Securities, the Trust has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

                  (ii) Independent Accountants. As of the date of the report of the independent accountants contained in the Registration Statement, the accountants who certified the statement of assets and liabilities included in the Registration Statement are independent public accountants as required by the 1933 Act and the Rules and Regulations.

                  (iii) Financial Statements. The statement of assets and liabilities included in the Registration Statement and the Prospectus, together with the related notes, presents fairly the financial position of the Trust at the date indicated; said statement has been prepared in conformity with generally accepted accounting principles ("GAAP").

                  (iv) Expense Summary. The information set forth in the Prospectus in the Fee Table has been prepared in accordance with the requirements of Form N-2 and to the extent estimated or projected, such estimates or projections are reasonably believed to be attainable and reasonably based.

                  (v) No Material Adverse Change. Since the respective dates as of which information with respect to the Trust is given in the Registration Statement and the Prospectus, except as otherwise stated therein and except for changes in the net asset value of the Trust arising out of normal investment operations, (A) there has been no material adverse change (except in the case of any Date of Delivery in connection with Option Securities, for any change in net asset value of the Trust resulting from investment operations) in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary

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         course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Trust, other than those in the ordinary course of business, which are material with respect to the Trust, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Trust on any class of its capital shares.

                  (vi) Good Standing of the Trust. The Trust has been organized and is validly existing as a statutory trust in good standing under the laws of the state of Delaware and has power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Trust is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

                  (vii)    No Subsidiaries. The Trust has no subsidiaries.

                  (viii) Investment Company Status. The Trust is registered with the Commission under the 1940 Act as a closed-end diversified management investment company, and no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

                  (ix) Officers and Trustees. No person is serving or acting as an officer, trustee or investment adviser of the Trust except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no trustee of the Trust is (A) an "interested person" (as defined in the 1940 Act) of the Trust or (B) an "affiliated person" (as defined in the 1940 Act) of any Underwriter.

                  (x) Capitalization. The authorized, issued and outstanding shares of beneficial interest of the Trust as of the date of the Prospectus are as set forth in the balance sheet included in the Registration Statement. All issued and outstanding common shares of beneficial interest of the Trust have been duly authorized and validly issued and are fully paid and non-assessable and have been offered and sold or exchanged by the Trust in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding common shares of beneficial interest of the Trust were issued in violation of the preemptive or other similar rights of any securityholder of the Trust.

                  (xi) Authorization and Description of Securities. The Securities to be purchased by the Underwriters from the Trust have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Trust pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The Common Shares conform in all material respects to all statements relating thereto contained in the Prospectus and such description conforms in all material respects to the rights set forth in the instruments defining the same; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to the preemptive or other similar rights of any securityholder of the Trust.

                  (xii) Absence of Defaults and Conflicts. The Trust is not in violation of its agreement and declaration of trust or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed

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         of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Trust is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Investment Company Service Agreement and the Expense Limitation Agreement referred to in the Registration Statement (as used herein, the "Advisory Agreement," the "Administration Agreement," the "Custodian Agreement," the "Transfer Agency Agreement" and the "Expense Limitation Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Trust with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Trust pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the declaration of trust or by-laws of the Trust, or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust.

                  (xiii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Trust or the Investment Adviser, threatened, against or affecting the Trust, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Trust or the consummation of the transactions contemplated in this Agreement or the performance by the Trust of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Trust is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

                  (xiv) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

                  (xv) Possession of Intellectual Property. The Trust owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by the Trust, and the Trust has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to

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         protect the interest of the Investment Adviser therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

                  (xvi) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Trust of its obligations hereunder, in connection with the offering, issuance or sale of the Securities hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act") or state securities laws.

                  (xvii) Possession of Licenses and Permits. The Trust possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Trust is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Trust has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

                  (xviii) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Trust or the Investment Adviser used in connection with the public offering of the Securities (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

                  (xix) Subchapter M. The Trust intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

                  (xx) Distribution of Offering Materials. The Trust has not distributed and, prior to the later to occur of (A) the Closing Time and (B) completion of the distribution of the Common Shares, will not distribute any offering material in connection with the offering and sale of the Common Shares other than the Registration Statement, preliminary prospectuses, the Prospectus or the sales materials.

                  (xxi) Accounting Controls. The Trust maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code;
         (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally

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         accepted accounting principles and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  (xxii) Absence of Undisclosed Payments. To the Trust's knowledge, neither the Trust nor any employee or agent of the Trust has made any payment of funds of the Trust or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

                  (xxiii) Material Agreements. This Agreement, the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Expense Limitation Agreement have each been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto, each such agreement constitutes a valid and binding agreement of the Trust, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

                  (xxiv) Registration Rights. There are no persons with registration rights or other similar rights to have any securities of the Trust registered pursuant to the Registration Statement or otherwise registered by the Trust under the 1933 Act.

                  (xxv) NYSE Listing. The Securities have been duly authorized for listing, upon notice of issuance, on the New York Stock Exchange ("NYSE") and the Trust's registration statement on Form 8-A under the 1934 Act has become effective.

         (b) Representations and Warranties by the Investment Adviser. The Investment Adviser represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof as follows:

                  (i) Good Standing of the Investment Adviser. The Investment Adviser has been duly organized and is validly existing and in good standing as a corporation under the laws of the state of Delaware, with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and it is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required.

                  (ii) Investment Adviser Status. The Investment Adviser is duly registered with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Advisory Agreement for the Trust as contemplated by the Prospectus.

                  (iii) Description of the Investment Adviser. The description of the Investment Adviser in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

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                  (iv)     Capitalization. The Investment Adviser has the
         financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, this Agreement and under the Advisory Agreement.

                  (v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Advisory Agreement have each been duly authorized, executed and delivered by the Investment Adviser, and the Advisory Agreement constitutes a valid and binding obligation of the Investment Adviser, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Advisory Agreement nor the performance by the Investment Adviser of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Adviser is a party or by which it is bound and which is material to the conduct of the Investment Adviser's services under the Advisory Agreement, the certificate of incorporation, the by laws or other organizational documents of the Investment Adviser, or to the Investment Adviser's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Adviser or its properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Adviser of the transactions contemplated by this Agreement or the Advisory Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act, NYSE or state securities laws.

                  (vi) No Material Adverse Change. Since the respective dates as of which information with respect to the Adviser is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under this Agreement and the Advisory Agreement.

                  (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Adviser, threatened against or affecting either the Investment Adviser or any "affiliated person" of the Investment Adviser (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which should reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Adviser, materially and adversely affect the properties or assets of the Investment Adviser or materially impair or adversely affect the ability of the Investment Adviser to function as an investment adviser or perform its obligations under the Advisory Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus (and has not been so disclosed).

                  (viii) Absence of Violation or Default. The Investment Adviser is not in violation of its organizational documents or in default under any agreement, indenture or instrument, where such violation or default should reasonably be expected to have a material adverse effect on the ability of the Investment Adviser to perform its obligations under the Advisory Agreement.

         (c) Officer's Certificates. Any certificate signed by any officer of the Trust or the Investment Adviser delivered to the Representatives or to counsel for the Underwriters shall be deemed a

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representation and warranty by the Trust or the Investment Adviser, as the case may be, to each Underwriter as to the matters covered thereby.

         SECTION 2. Sale and Delivery to Underwriters; Closing.

         (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Trust, at the price per share set forth in Schedule B, the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Trust hereby grants an option to the
Underwriters, severally and not jointly, to purchase up to an additional [     ]
Common Shares in the aggregate at the price per share set forth in Schedule B, less an amount per share equal to any dividends or distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities. The option hereby granted will expire 45 days after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering overallotments which may be made in connection with the offering and distribution of the Initial Securities upon written notice by the Representatives to the Trust setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Representatives, but shall not be earlier than the third day after the date on which the option is being exercised nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, subject in each case to such adjustments as Merrill Lynch in its discretion shall make to eliminate any sales or purchases of a fractional number of Option Securities plus any additional number of Option Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

         (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166, or at such other place as shall be agreed upon by the Representatives and the Trust, at 10:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representatives and the Trust (such time and date of payment and delivery being herein called "Closing Time").

         In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representatives and the Trust, on each Date of Delivery as specified in the notice from the Representatives to the Trust.

         Payment shall be made to the Trust by wire transfer of immediately available funds to a bank account designated by the Trust, against delivery to the Representatives for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

         (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

         SECTION 3. Covenants.

         (a) The Trust and the Investment Adviser, jointly and severally, covenant with each Underwriter as follows:

                  (i) Compliance with Securities Regulations and Commission Requests. The Trust, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Trust will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Trust will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

                  (ii) Filing of Amendments. The Trust will give the Representatives notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representatives with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representatives or counsel for the Underwriters shall object.

                  (iii) Delivery of Registration Statements. The Trust has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the

         Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (iv) Delivery of Prospectuses. The Trust has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Trust hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Trust will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

                  (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Trust, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Trust will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Trust will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

                  (vi) Blue Sky Qualifications. The Trust will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representatives may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Trust shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Trust will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

                  (vii) Rule 158. The Trust will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

                  (viii) Use of Proceeds. The Trust will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under "Use of Proceeds".

                  (ix) Listing. The Trust will use its reasonable efforts to effect the listing of the Securities on the NYSE, subject to notice of issuance, concurrently with the effectiveness of the Registration Statement.

                  (x) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectus, the Trust will not, without the prior written consent of Merrill Lynch, (A) directly or indirectly, offer, pledge, sell, contract to sell, sell any option, rights or warrant to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares or file any registration statement under the 1933 Act with respect to any of the foregoing or (B) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (A) or (B) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (1) the Securities to be sold hereunder or (2) Common Shares issued or purchased in the open market pursuant to any dividend reinvestment plan.

                  (xi) Reporting Requirements. The Trust, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

                  (xii) Subchapter M. The Trust will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

                  (xiii) No Manipulation of Market for Securities. The Trust will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Trust to facilitate the sale or resale of the Securities, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the Securities or pay any person any compensation for soliciting purchases of the Securities or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Trust.

                  (xiv) Rule 462(b) Registration Statement. If the Trust elects to rely upon Rule 462(b), the Trust shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Trust shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

         (b) The Investment Adviser covenants that for a period of 180 days from the date of the Prospectus, the Investment Adviser will not, without Merrill Lynch's prior written consent which consent shall not be unreasonably withheld, enter into an agreement pursuant to which the Investment Adviser acts as investment adviser to any other U.S. closed-end registered investment company having an investment objective, policies and restrictions substantially similar to those of the Trust.

         SECTION 4. Payment of Expenses.

         (a) Expenses. The Trust will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among

Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Trust's counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (x) the fees and expenses incurred in connection with the listing of the Securities on the NYSE and (xi) the printing of any sales material. Also, the Trust shall pay the Underwriters $.005 per common share as partial reimbursement of expenses incurred in connection with the offering. The amount paid by the Trust as this partial reimbursement to the Underwriters will not exceed .03335% of the total price to the public of the Common Shares sold in this offering. The Investment Adviser has agreed to pay organizational expenses and offering costs (other than sales load, but including the partial reimbursement of expenses described above) of the Trust that exceed $.03 per Common Share. The sum total of all compensation received by the Underwriters in connection with this offering, including sales load and all forms of compensation to and reimbursement of Underwriters, will not exceed 9.0% of the total price to the public of the Common Shares sold in this offering.

         (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a) hereof, the Trust and the Investment Adviser, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

         SECTION 5. Conditions of Underwriters' Obligations.

         The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Trust and the Investment Adviser contained in Section 1 hereof or in certificates of any officer of the Trust or the Investment Adviser delivered pursuant to the provisions hereof, to the performance by the Trust and the Investment Adviser of their respective covenants and other obligations hereunder, and to the following further conditions:

         (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective or will have become effective by 5:30 p.m., New York City time on the date hereof, and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with or waived to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A or a certificate must have been filed in accordance with Rule 497(j)) or, if the Trust has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 497.

         (b) Opinion of Counsel for Trust and the Investment Adviser. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Hale & Dorr LLP, counsel for the Trust and the Investment Adviser, in form and substance satisfactory to counsel for the

Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request.

         (c) Opinion of Counsel for Underwriters. At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses 1, 3, 4, 5 (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Trust), 6, 8 (solely as to the information in the Prospectus under "Description of Shares"), 14 and the second to last paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the state of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representatives. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Trust and certificates of public officials.

         (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust, whether or not arising in the ordinary course of business (except, in the case of any Officer's Certificate delivered on any Date of Delivery in connection with any Option Securities, for any change in the net asset value of the Trust resulting from its investment operations), and the Representatives shall have received a certificate of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust and of the President or a Vice President of the Investment Adviser, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof, as applicable, are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Trust and the Investment Adviser, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to
Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

         (e) Accountant's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from Ernst & Young LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

         (f) Bring-down Comfort Letter. At Closing Time, the Representatives shall have received from Ernst & Young LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

         (g) Approval of Listing. At Closing Time, the Securities shall have been approved for listing on the NYSE, subject only to official notice of issuance.

         (h) No Objection. The NASD has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

         (i) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Trust contained herein and the statements in any certificates furnished by the Trust hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

                  (i) Officers' Certificates. Certificates, dated such Date of Delivery, of a duly authorized officer of the Trust and of the chief financial or chief accounting officer of the Trust and of the President or a Vice President of the Investment Adviser confirming that the information contained in the certificate delivered by each of them at the Closing Time pursuant to Section 5(d) hereof remains true and correct as of such Date of Delivery.

                  (ii) Opinions of Counsel for the Trust and the Investment Adviser. The favorable opinion of counsel for the Trust and the Investment Adviser, in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                  (iii) Opinion of Counsel for the Underwriters. The favorable opinion of Clifford Chance US LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

                  (iv) Bring-down Comfort Letter. A letter from Ernst & Young LLP, in form and substance satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to
         Section 5(f) hereof, except that the "specified date" in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

         (j) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Investment Adviser in connection with the organization and registration of the Trust under the 1940 Act and the issuance and sale of the Securities as herein contemplated shall be satisfactory in form and substance to the Representatives and counsel for the Underwriters.

         (k) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities, on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Trust at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

         SECTION 6. Indemnification.

         (a) Indemnification of Underwriters. The Trust and the Investment Adviser, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

                  (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Trust; and

                  (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Trust or the Investment Adviser by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and provided further that the Trust will not be liable to any Underwriter with respect to any indemnification contained in this paragraph (a) to the extent that the Trust shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Underwriter, in contravention of a requirement of this Agreement or applicable law, sold Securities to a person to whom such Underwriter failed to send or give, at or prior to the Closing Time or the Date of Delivery, as the case may be, a copy of the Prospectus, as then amended or supplemented if: (i) the Trust has previously furnished copies thereof (sufficiently in advance of the Closing Time or the Date of Delivery, as the case may be, to allow for distribution by the Closing Time or the Date of Delivery, as the case may be) to the Underwriter and the loss, liability, claim, damage or expense of such Underwriter resulted from an untrue statement or omission of a material fact contained in or omitted from the preliminary prospectus which was corrected in the Prospectus as, if applicable, amended or supplemented prior to the Closing Time or the Date of Delivery, as the case may be, and such Prospectus was required by law to be delivered at or prior to the written confirmation of sale to such person and
(ii) the failure to give or send such Prospectus by the Closing Time or the Date of Delivery, as the case may be, to such person would have constituted the sole basis for the claim asserted by such person against the party or parties asserting such loss, liability, claim, damage or expense as to which indemnification is sought pursuant to this paragraph (a).

         (b) Indemnification of the Trust, Investment Adviser, Trustees, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Trust and the Investment Adviser, their respective trustees and directors, each of the Trust's officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Investment Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Trust or the Investment Adviser by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

         (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Trust and the Investment Adviser also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

         (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement of such action, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, to assume the defense thereof with counsel satisfactory to such indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense thereof, the indemnifying party shall not be liable to the indemnified party for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. In any such action where the indemnifying party does not assume the defense thereof, counsel to the indemnified parties shall be selected by Merrill Lynch in the case of parties indemnified pursuant to Section 6(a) above, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Trust and the Investment Adviser, and in both cases, an indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

         (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if
(i) such settlement is entered into
more than 60 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and
(iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

         SECTION 7. Contribution.

         If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Investment Adviser on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Investment Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

         The relative benefits received by the Trust and the Investment Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the total underwriting discount received by the Underwriters (whether from the Trust or otherwise), in each case as set forth on the cover of the Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

         The relative fault of the Trust and the Investment Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or the Investment Adviser or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

         The Trust, the Investment Adviser and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

         Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

         No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each trustee of the Trust and each director of the Investment Adviser, respectively, each officer of the Trust who signed the Registration Statement, and each person, if any, who controls the Trust or the Investment Adviser, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Trust and the Investment Adviser, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.

         SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

         All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or the Investment Adviser submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Trust or the Investment Adviser, and shall survive delivery of the Securities to the Underwriters.

         SECTION 9. Termination of Agreement.

         (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Trust, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Trust or the Investment Adviser, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in the Common Shares of the Trust has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

         (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

         SECTION 10. Default by One or More of the Underwriters.

         If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

         (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

         (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the Underwriters to purchase and of the Trust to sell the Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting Underwriter.

         No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

         In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Trust to sell the relevant Option Securities, as the case may be, either the Representatives or the Trust shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

         SECTION 11. Tax Disclosure.

         Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Trust and the Investment Adviser (and each employee, representative or other agent of the Trust) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

         SECTION 12. Notices.

         All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representatives, Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Trust or the Investment Adviser shall be directed, as appropriate, to the office of Pioneer Investment Management, Inc., 60 State Street, Boston, Massachusetts 02109,
Attention: General Counsel.

         SECTION 13. Parties.

         This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Trust, the Investment Adviser and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Trust, the Investment Adviser and each of their respective successors and the controlling persons and officers, trustees and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Trust, the Investment Adviser and their respective partners and successors, and said controlling persons and officers, trustees and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

         SECTION 14. GOVERNING LAW AND TIME.

         THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

         SECTION 15. Effect of Headings.

         The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Trust and Investment Adviser in accordance with its terms.

                                        Very truly yours,

                                        Pioneer Tax Advantaged Balanced Trust

                                        By: ____________________________________
                                            Name:
                                            Title:

                                        Pioneer Investment Management, Inc.

                                        By: ____________________________________
                                            Name:
                                            Title:

CONFIRMED AND ACCEPTED,
   as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
RBC DAIN RAUSCHER INC.
ADVEST, INC.
ROBERT W. BAIRD & CO. INCORPORATED
J.J.B. HILLIARD, W.L. LYONS, INC.
JANNEY MONTGOMERY SCOTT LLC
LEGG MASON WOOD WALKER, INCORPORATED
QUICK & REILLY, INC.
SUNTRUST CAPITAL MARKETS, INC.

By:      MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By: ______________________________________
    Authorized Signatory

For themselves and as Representatives of the other Underwriters named in Schedule A hereto.

                                   SCHEDULE A

                                                                                             Number of
                       Name of Underwriter                                               Initial Securities
                       -------------------                                               ------------------
Merrill Lynch, Pierce, Fenner & Smith
                      Incorporated..............................................

RBC Dain Rauscher Inc. .........................................................

Advest, Inc. ...................................................................

Robert W. Baird & Co. Incorporated..............................................

J.J.B. Hilliard, W.L. Lyons, Inc. ..............................................

Janney Montgomery Scott LLC.....................................................

Legg Mason Wood Walker, Incorporated............................................

Quick & Reilly, Inc. ...........................................................

SunTrust Capital Markets, Inc. .................................................

A.G. Edwards & Sons, Inc. ......................................................

BB&T Capital Markets, a division of Scott & Stringfellow, Inc. .................

Citigroup Global Markets Inc. ..................................................

Deutsche Bank Securities Inc. ..................................................

Ferris, Baker Watts, Incorporated...............................................

McDonald Investments Inc., a KeyCorp Company....................................

Morgan Keegan & Company, Inc. ..................................................

Oppenheimer & Co. Inc. .........................................................

U.S. Bancorp Piper Jaffray Inc. ................................................

Ryan Beck & Co. ................................................................

Stifel, Nicolaus & Company, Incorporated........................................

TD Waterhouse Investor Services, Inc. ..........................................

               Total............................................................

                                     Sch A-1

                                   SCHEDULE B

                      Pioneer Tax Advantaged Balanced Trust
                      Common Shares of Beneficial Interest
                                 (No Par Value)

         1. The initial public offering price per share for the Securities, determined as provided in said Section 2, shall be $15.00.

         2. The purchase price per share for the Securities to be paid by the several Underwriters shall be $14.325, being an amount equal to the initial public offering price set forth above less $.675 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the overallotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Trust and payable on the Initial Securities but not payable on the Option Securities.

                                     Sch B-1

                                                                       Exhibit A

               FORM OF OPINION OF TRUST'S AND INVESTMENT ADVISER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

                                                                January __, 2004

Merrill Lynch, Pierce, Fenner & Smith, Incorporated
RBC Dain Rauscher Inc.
Advest, Inc.
Robert W. Baird & Co. Incorporated
J.J.B. Hilliard, W.L. Lyons, Inc.
Janney Montgomery Scott LLC
Legg Mason Wood Walker, Incorporated
Quick & Reilly, Inc.
SunTrust Capital Markets, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080

         Re:      Pioneer Tax Advantaged Balanced Trust

Ladies and Gentlemen:

This opinion is furnished to you pursuant to Section 5(b) of the Purchase
Agreement, dated as of January [     ], 2004 (the "Purchase Agreement"), among
you, as Representatives of the several Underwriters, Pioneer Investment Management, Inc., a Delaware corporation (the "Adviser") and Pioneer Tax Advantaged Balanced Trust, a Delaware statutory trust (the "Trust"). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings ascribed to them in the Purchase Agreement.

         We have acted as counsel for the Trust and the Adviser in connection
with the sale to the Underwriters by the Trust of [     ] common shares of
beneficial interest, no par value per share, of the Trust, (collectively, the "Common Shares") pursuant to Section 2(a) of the Purchase Agreement. As such counsel, we have assisted in the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Trust's Registration Statement on Form N-2 dated October 17, 2003 (File No. 333-109797 and No. 811-21448), and
amendments No. 1, No. 2 and No. 3 thereto, which Registration Statement became effective on January __, 2004 (the "Effective Date"). Such Registration Statement, in the form in which it became effective, is referred to herein as
the "Registration Statement," and the prospectus dated [     ], 2004 (the
"Prospectus") and statement of additional information dated [     ], 2004
included therein, as filed pursuant to Rule 497 of the Securities Act of 1933,
as amended (the "Securities Act"), on [    ], 2004, referred to herein as the
"Prospectus" and the "Statement of Additional Information."

         We have examined and relied upon the Agreement and Declaration of Trust and By-laws of the Trust, each as amended to date, records of meetings or written actions of shareholders and of the Board of Trustees of the Trust, trust proceedings of the Trust in connection with the authorization and issuance of the Common Shares, the Certificate of Incorporation and By-laws of the Adviser, each as amended to date, written actions of the Board of Directors of the Adviser, the Registration Statement, the Prospectus, the Statement of Additional Information, the Purchase Agreement, certificates of representatives of the Trust and the Adviser, certificates of public officials and such other documents as we have deemed necessary as a basis for the opinions hereinafter expressed. We have assumed that all corporate or trust records of the Trust and the Adviser and stock books of the Trust and are complete and accurate.

         Insofar as this opinion relates to factual matters, information with respect to which is in the possession of the Trust or the Adviser, we have relied, with your permission, upon certificates, statements and representations of officers and other representatives of the Trust and the Adviser, representations made in the Purchase Agreement and statements contained in the Registration Statement. We have not attempted to verify independently such facts, although nothing has come to our attention which has caused us to question the accuracy of such certificates, statements or representations.

         In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the legal capacity of each individual signing such documents, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.

         Any reference to "our knowledge" or to any matters "known to us," "of which we are aware" or "coming to our attention" or any variation of any of the foregoing, shall mean the conscious awareness of the attorneys in this firm who have rendered substantive attention to the transaction to which this opinion relates, as to the existence or absence of any facts which would contradict the opinions and statements set forth herein. Other than as expressly set forth below, we have not undertaken, for purposes of this opinion, any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Trust and the Adviser. Moreover, we have not searched any electronic databases or the dockets of any court, regulatory body or administrative or governmental agency or other filing office in any jurisdiction.

         For purposes of the opinions set forth in this letter, we have assumed that the agreements referred to herein have been duly authorized, executed and delivered by all parties thereto other than the Trust and the Adviser, and that all such other parties have all requisite power and authority to effect the transactions contemplated by such agreements. We have also assumed that each such agreement is the valid and binding obligation of each party thereto other than the Trust and the Adviser and is enforceable against such other parties in accordance with its terms. We do not render any opinion as to the application of any federal or state law or regulation to the power, authority or compliance of any party to the agreements other than the Trust and the Adviser.

         Our opinions set forth below are qualified to the extent that they may be subject to or affected by (i) applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or similar laws relating to or affecting the rights of creditors generally, (ii) statutory or decisional law concerning recourse by creditors to security in the absence of notice or hearing, (iii) duties and standards imposed on creditors and parties to contracts, including, without limitation, requirements of good faith, reasonableness and fair dealing, and (iv) general equitable principles. We express no opinion as to the availability of any equitable or specific remedy upon any breach of any of the agreements as to which we are opining herein, or any of the agreements, documents or obligations referred to therein, or to the successful assertion of any equitable defenses, inasmuch as the availability of such remedies or the success of any equitable defense may be subject to the discretion of a court.

         We also express no opinion herein as to any provision of any agreement
(a) which may be deemed to or construed to waive any right of the Trust or the Adviser, (b) to the effect that rights and remedies are not exclusive, that every right or remedy is cumulative and may be exercised in addition to or with any other right or remedy and does not preclude recourse to one or more other rights or remedies,

\
(c) relating to the effect of invalidity or unenforceability of any provision of any agreement on the validity or enforceability of any other provision thereof,
(d) requiring the payment of penalties, consequential damages or liquidated damages, (e) which is in violation of public policy, including, without limitation, any provision relating to non-competition and non-solicitation or relating to indemnification and contribution with respect to securities law matters, (f) purporting to indemnify any person against his, her or its own negligence or intentional misconduct, (g) which provides that the terms of any agreement may not be waived or modified except in writing or (h) relating to choice of law or consent to jurisdiction.

         Our opinion expressed in paragraph 1 below as to the legal existence and good standing of the Trust and the payment of franchise taxes is based solely on certificate of legal existence issued by the Secretary of State of the State of Delaware, a copy of which has been made available to your counsel, and our opinion with respect to such matters is rendered as of the date of such certificates and limited accordingly. Our opinion expressed in paragraph 14 below as to the legal existence and good standing of the Adviser and the payment of franchise taxes is based solely on a certificate of legal existence issued by the Secretary of State of the State of Delaware, a copy of which has been made available to your counsel, and our opinion with respect to such matters is rendered as of the date of such certificate and limited accordingly. We express no opinion as to the tax good standing of the Trust or the Adviser in any jurisdiction.

         In connection with our opinion expressed in paragraph 2 below, insofar as it relates to full payment for the outstanding Common Shares of the Trust, we have relied solely on a certificate of an officer of the Trust. Our opinion expressed in paragraph 2 below as to issued and outstanding shares of beneficial interest of the Trust is based solely on a certificate of the Trust's transfer agent, which we assume to be complete and accurate. Our opinion expressed in paragraph 2 below as to the due and valid issuance of all outstanding Common Shares of the Trust is based solely on a review of the corporate minute books of the Trust, and a certificate of an officer of the Trust, each of which we assume to be complete and accurate.

         Our opinion expressed in paragraph 5 below as to the effectiveness of the Registration Statement under the Securities Act is based solely upon oral advice from [Mr. Dominic Minore] at the Division of Investment Management of the Commission that the Registration Statement was declared effective as of [ a.m.]
on [    ], 2004. Our opinion in paragraph 16 below is based solely upon the
Commission's Investment Adviser Public Disclosure Website as of the date of this opinion.

         Our opinion expressed in paragraph 10 below is based solely upon the information provided by the Trustees of the Trust as reflected in the 2003 directors and officers questionnaires.

         We are opining herein solely with respect to the state laws of The Commonwealth of Massachusetts, the Delaware Statutory Trust Act statute, the Delaware General Corporation Law statute and the federal laws of the United States of America. To the extent that any other laws or any other jurisdiction govern any of the matters as to which we express an opinion below, we have assumed for purposes of this opinion, with your permission and without independent investigation, that the laws of such jurisdiction are identical to the substantive state laws of The Commonwealth of Massachusetts, and we express no opinion as to whether such assumption is reasonable or correct. We note that the Purchase Agreement is governed by New York law. We express no opinion with respect to (i) the securities or Blue Sky laws of any state or other jurisdiction of the United States or of any foreign jurisdiction or (ii) the By-Laws or any rules or other regulations of the National Association of Securities Dealers, Inc. In addition, we express no opinion and, except as set forth below in the second to last paragraph hereof, make no statement herein with respect to the antifraud laws of any jurisdiction.

         On the basis of and subject to the foregoing, we are of the opinion that:

         1. The Trust is validly existing as a statutory trust in good standing under the state laws of the State of Delaware and has statutory trust power and authority to carry on its business and own, lease and operate its properties as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement. No franchise taxes that are currently due with respect to the Trust have not been paid.

         2. The authorized, issued and outstanding shares of beneficial interest of the Trust are as set forth in the Prospectus are as set forth in the Statement of Additional Information under the caption "Financial Statements and Independent Auditors' Report." All issued and outstanding shares of beneficial interest of the Trust as of the date hereof have been duly authorized, validly issued, are fully paid and non-assessable, have been sold to the Adviser pursuant to an exception from registration under the Securities Act and are not and will not be subject to any preemptive or similar statutory rights under the Delaware Statutory Trust Act statute or, to our knowledge, similar contractual rights granted by the Trust.

         3. The Common Shares have been duly authorized and, when issued and delivered to the Underwriters against payment therefore as provided by the Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of the Common Shares is or will be subject to personal liability under the Declaration of Trust or the Delaware Statutory Trust Act by reason of being such a holder.

         4. The Purchase Agreement has been duly authorized, executed and delivered by the Trust.

         5. The issuance of Shares will not be subject to any preemptive or similar statutory rights under the Delaware Statutory Trust Act statute or under the Declaration of Trust or, to our knowledge, similar contractual rights granted by the Trust.

         6. The Registration Statement has been declared effective under the Securities Act. Any required filing of the Prospectus pursuant to Rule 497(c) or Rule 497(h) has been made in the manner and within the time period required by Rule 497. To our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued under the Securities Act. To our knowledge, (i) no order of suspension or revocation of registration pursuant to Section 8(e) of the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (the "1940 Act"), has been issued, and (ii) no proceedings for any such purpose have been instituted or are pending or threatened by the Commission.

         7. To our knowledge, there are no legal or governmental proceedings pending or threatened against the Trust.

         8. The statements in the Prospectus under the captions "Description of Shares" and "Federal Income Tax Matters", in the Statement of Additional Information under the caption "Federal Income Tax Matters" and in
Item 28 of Part C of the Registration Statement, insofar as such statements constitute matters of law or legal conclusions or are descriptions of the rights set forth in the Declaration of Trust or By-laws, are correct in all material respects.

         9. Each of the Investment Advisory Agreement between the Trust and the Adviser, dated ________, 2004 (the "Advisory Agreement"), the Administration Agreement among the Trust, the Adviser and Princeton Administrators, L.P., a Delaware limited partnership, dated as of ________, 2004 (the "Administration Agreement"), the Custodian Agreement, dated as of July 1, 2001, among Brown Brothers Harriman & Co. and the Pioneer mutual funds named therein, as supplemented as of ________, 2004 to add the Trust as a party thereto (the "Custodian Agreement), the Investment Company Service Agreement, dated __________, 2004, between the Trust and Pioneer Investment Management Shareholder Services, Inc. (the "Transfer Agency Agreement"), the Expense Limitation Agreement, dated as of January ___, 2004, between the Trust and the Adviser (the "Expense Limitation Agreement") and

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

the Purchase Agreement do not violate the 1940 Act, the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the "Advisers Act").

         10. The Trust is registered with the Commission under the 1940 Act as a closed-end diversified management investment company. To our knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or, to our knowledge, threatened by the Commission.

         11. To our knowledge, no person affiliated with the Adviser is serving as an officer, trustee or investment adviser of the Trust except in accordance with the 1940 Act and the Advisers Act. Except as disclosed in the Registration Statement and Prospectus (or any amendment or supplement to either of them), to our knowledge, no Trustee of the Trust is an "interested person" (as defined in the 1940 Act) of the Trust or an "affiliated person" (as defined in the 1940 Act) of an Underwriter.

         12. The execution and delivery of the Purchase Agreement by the Trust, the compliance by the Trust with all the provisions thereof and the consummation by the Trust of the transactions contemplated thereby (including the issuance and sale of the Common Shares and the use of the proceeds from the sale of the Common Shares as described in the Prospectus under the caption "Use of Proceeds") do not and will not (A) require any consent, approval, authorization or other order of, or qualification with, any Massachusetts state or U.S. federal court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states or the National Association of Securities Dealers, Inc. or as have been obtain under the federal securities laws), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien, charge or encumbrance upon the assets of the Trust pursuant to any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (C) violate or conflict with the Declaration of Trust or By-laws, (D) violate or conflict with the Delaware Statutory Trust Act statute or any applicable U.S. federal or Massachusetts state law, rule or regulation which in our experience is normally applicable in transactions of the type contemplated by the Purchase Agreement, or (E) violate or conflict with any judgment, order or decree specifically naming the Trust or specifically applicable to the Trust's property and of which we are aware.

         13. Each of the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Expense Limitation Agreement and the Transfer Agency Agreement has been duly authorized by all requisite action on the part of the Trust, executed and delivered by the Trust, as of the dates noted therein. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Administration Agreement, Custodian Agreement, the Expense Limitation Agreement and the Transfer Agency Agreement, each of the Advisory Agreement, the Administration Agreement, the Custodian Agreement, the Expense Limitation Agreement and the Transfer Agency Agreement constitutes a valid and binding agreement of the Trust, enforceable against the Trust in accordance with their respective terms.

         14. The form of certificate used to evidence the Common Shares complies in all material respects with all applicable requirements of the Delaware Statutory Trust Act statute, with any applicable requirements of the Declaration of Trust and By-Laws of the Trust and the requirements of the New York Stock Exchange.

         15. The Adviser is validly existing as a corporation in good standing under the laws of the State of Delaware. No franchise taxes that are currently due with respect to the Adviser have not been paid.

         16. The Adviser has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Purchase Agreement.

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

         17. The Adviser is registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the 1940 Act from acting under the Advisory Agreement for the Trust as contemplated by the Prospectus.

         18. The Purchase Agreement, the Advisory Agreement and the Administration Agreement have been duly authorized, executed and delivered by the Adviser, and the Advisory Agreement and the Administration Agreement each constitutes a valid and binding obligation of the Adviser, enforceable in accordance with their respective terms.

         19. To our knowledge, there is no legal or governmental proceeding pending or threatened against the Adviser that is: (1) required by the Securities Act or the 1940 Act and their rules and regulations to be described in the Registration Statement in the Prospectus that is not already described, or (2) which would, under Section 9 of the 1940 Act, make the Adviser ineligible to act as the Trust's investment adviser.

         20. The execution, delivery and performance of the Purchase Agreement by the Adviser, and the consummation by the Adviser of the transactions contemplated thereby, do not and will not (A) require any consent, approval, authorization or other order of, or qualification with, any Massachusetts state or U.S. federal court or governmental body or agency (except such as may be required under the securities or Blue Sky laws of the various states of the National Association of Securities Dealers, Inc. or as have been obtain under the federal securities laws), (B) conflict with or constitute a breach of any of the terms or provisions of, or a default under, or result in the imposition of a lien, charge or encumbrance upon the assets of the Adviser pursuant to any indenture, loan agreement, mortgage, lease or other agreement or instrument filed as an exhibit to the Registration Statement, (C) violate or conflict with the Certificate of Incorporation or By-laws of the Adviser, or (D) violate or conflict with the Delaware Corporation Law statute or any applicable U.S. federal and Massachusetts state law, rule or regulation which in our experience is normally applicable in transactions of the type contemplated by the Purchase Agreement, or (E) violate or conflict with any judgment, order or decree specifically naming the Adviser or specifically applicable to the Adviser's property of which we are aware.

The foregoing opinions are provided to you, as Representative of the Underwriters, as a legal opinion only and not as a guaranty or warranty of the matters discussed herein. These opinions are based upon currently existing statutes, rules, regulations and judicial decisions and are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein.

In addition to the opinions provided above, we wish to confirm to you:

         In connection with the preparation of the Registration Statement, the Prospectus and the Statement of Additional Information, we have participated in conferences with officers and representatives of the Trust and the Adviser, representatives of and counsel for the Underwriters, and representatives of the independent accountants of the Trust, during which the contents of the Registration Statement, the Prospectus and the Statement of Additional Information were discussed. While the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process are such that we are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Prospectus or the Statement of Additional Information, subject to the foregoing and based on such participation, inquiries and discussions, we advise you that (a) the Registration Statement, including any Rule 430A Information, the Prospectus and each amendment or supplement to the Registration Statement and Prospectus as of their respective effective or issue dates (except for the financial statements, including the notes and schedules thereto, and other financial, statistical and accounting data and information included therein or omitted therefrom, as to which we express no view),

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

and the notification on Form N-8A, as amended, appear on their face to be appropriately responsive in all material respects to the requirements of the Securities Act, the 1940 act and the applicable rules and regulations of the Commission thereunder, (b) no facts have come to our attention which have caused us to believe that (i) the Registration Statement, as of the Effective Date (but after giving effect to changes incorporated pursuant to Rule 430A under the Securities Act), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (except that we express no such view with respect to the financial statements, including the notes and schedules thereto, and any other financial, statistical or accounting data and information included therein or omitted therefrom), or (ii) the Prospectus and the Statement of Additional Information, as of the date filed with the Commission pursuant to Rule 497 under the Securities Act or as of the date hereof, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading (except that we express no such view with respect to the financial statements, including the notes and schedules thereto, or any other financial, statistical and accounting data included therein or omitted therefrom.).

         This opinion is being furnished to you, as Representatives of the Underwriters, at the request of the Trust pursuant to the Purchase Agreement, is solely for the benefit of the Underwriters in connection with the transactions contemplated in the Purchase Agreement. This letter may not be relied upon by the Underwriters for any other purpose, not may this opinion be provided to, quoted to or relied upon by any other party or entity for any purpose without our prior written consent. We understand that Clifford Chance US LLP in delivering their opinion pursuant to Section 5(c) of the Purchase Agreement is relying upon our opinions expressed in paragraph[s] ___.

                                    Very truly yours,

                                    HALE AND DORR LLP

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